UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2011
DIAL GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 West 42nd Street New York, NY	10036

(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 419-2900
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 21, 2011, Westwood One, Inc., a Delaware corporation (“Westwood”) announced the consummation of the transactions (the "Merger") contemplated by that certain Agreement and Plan of Merger (as amended or modified, the “Merger Agreement”), dated as of July 30, 2011, by and among Westwood, Radio Network Holdings, LLC, a Delaware corporation and a wholly-owned subsidiary of Westwood (“Merger Sub”), and Verge Media Companies, Inc., a Delaware corporation (“Verge”). Verge merged with and into Merger Sub, with Merger Sub continuing as the surviving company. Upon the Merger, Merger Sub was renamed Verge Media Companies, LLC. Westwood One, Inc. was renamed Dial Global, Inc. on December 12, 2011.
Pursuant to the Merger Agreement and in connection with the Merger, each issued and outstanding share of previously existing Westwood common stock (22,667,591 shares in total) was reclassified and automatically converted into one share of Class A Common Stock without any further action on the part of the holders of Westwood common stock. In connection with the Merger, each outstanding share of common stock of Verge was automatically converted into and exchanged for the right to receive approximately 6.838 shares of Class B Common Stock. Accordingly, Westwood issued 34,237,638 shares of Class B Common Stock to Verge stockholders, representing approximately 59% of the issued and outstanding shares of common stock of Westwood on a fully diluted basis. No fractional shares of Class B Common Stock were issued in connection with the Merger and holders of fractional shares of Class B Common Stock received a whole share of Class B Common Stock in lieu thereof. In connection with the Merger, Westwood also issued 9,691.374 shares of Series A Preferred Stock of Westwood (the “Series A Preferred Stock") to Verge stockholders, as calculated in accordance with the Merger Agreement. As part of the Merger, the previously outstanding debt of Westwood and Verge was paid in full and Dial Global entered into new credit agreements as previously described in earlier filings with the Securities and Exchange Commission (the "SEC").

This Form 8-K is being filed with the SEC to provide the unaudited pro forma condensed financial information as of September 30, 2011 related to the Merger and the historical financial statements of Verge, as required by Item 9.01(b) of Form 8-K. Unaudited pro forma condensed financial information as of June 30, 2011 was previously filed with Westwood's Information Statement on Schedule 14C filed with the SEC on September 22, 2011.

Section 9 Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.        Description

99.1
Unaudited pro forma condensed consolidated balance sheet as of September 30, 2011 and unaudited pro forma condensed consolidated income statements for the nine month period ended September 30, 2011 and the year ended December 31, 2010.

99.2	Financial Statements of Verge as of December 31, 2010 and 2009 and for the years ended December 31, 2010 and 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAL GLOBAL, INC.

By: /S/ Hiram M. Lazar
Name: Hiram M. Lazar
Title: Chief Financial Officer

Date: January 5, 2012